UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2010

P.F. Chang’s China Bistro, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25123	86-0815086
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7676 E. Pinnacle Peak Road, Scottsdale, Arizona	85255
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 888-3000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 14, 2010, the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of P.F. Chang’s China Bistro, Inc. (the “Company”) appointed F. Lane Cardwell as a director of the Company. Mr. Cardwell was also appointed to serve on the Compensation and Executive Development Committee and Nominating and Corporate Governance Committee of the Board.

Pursuant to the Company’s director compensation and benefit program, Mr. Cardwell will receive annual compensation of $175,000 which will be pro-rated based on the date of his appointment to the Board. At the election of Mr. Cardwell, a maximum of 50% of compensation will be paid in cash. The balance of compensation will be comprised of restricted stock units.

There were no arrangements or understandings by which Mr. Cardwell was named a director. Neither the Company nor any of its subsidiaries was involved in any transactions with Mr. Cardwell or his immediate family that are reportable pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	December 15, 2010 Press Release by P.F. Chang’s China Bistro, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P.F. Chang’s China Bistro, Inc.
Date: December 16, 2010
/s/ Mark D. Mumford

Mark D. Mumford Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	December 15, 2010 Press Release by P.F. Chang’s China Bistro, Inc.

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